                                                                   EXHIBIT 10(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 1 to Form N-4 (File No. 333-90243) for Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By:     /s/ KIMBERLY J. SMITH
                                            ------------------------------------
                                                  Kimberly J. Smith, Esq.

Washington, D.C.
April 26, 2001